EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



To Sussex Bancorp:




We hereby consent to the incorporation by reference, into the previously filed Registration Statements No. 333-20643 on Form S-3 and No. 333-20603 on Form S-8 of Sussex Bancorp (the "Company"), of our report dated January 15, 1999, included in the Company's annual report on Form 10-KSB for the year ended December 31, 1998.




                                                         /s/RADICS & CO., L.L.C.
                                                        ------------------------
                                                            RADICS & CO., L.L.C.



Pine Brook, New Jersey
March 30, 1999

                                                                   EXHIBIT 23(b)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


To Sussex Bancorp:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 15, 1998 and to all references to our Firm included in this Form 10-KSB into Sussex Bancorp's previously filed Registration Statement No. 333-20643 on Form S-3 and Registration Statement No. 333-20603 on Form S-8. It should be noted that we have not audited any financial statements of Sussex Bancorp subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                                      /s/ARTHUR ANDERSEN  L.L.P.
                                                      --------------------------
                                                         ARTHUR ANDERSEN  L.L.P.


Roseland, New Jersey
March 30, 1999